EXHIBIT 21



                     CONNECTICUT NATURAL GAS CORPORATION AND SUBSIDIARIES
                     ----------------------------------------------------

                                SUBSIDIARIES OF THE REGISTRANT
                                ------------------------------




                                                               Percentage of Voting
                                         Incorporated Under    Securities Owned By
   Name of Subsidiary                         Laws of            Immediate Parent
   ------------------                    ------------------    --------------------

   The Energy Network, Inc.("TEN")(1)       Connecticut                100%
       The Hartford Steam Company           Connecticut                100%
       ENServe, Incorporated                Connecticut                100%
       ENI Gas Services, Inc.               Connecticut                100%
       TEN Transmission Company             Connecticut                100%


   CNG Realty Corp.                         Connecticut                100%


   CTG Resources, Inc. (2)                  Connecticut                100%


   The Greenwich Gas System, Inc. (3)       Connecticut                100%

   (1)  Formerly Energy Networks, Inc. -  The Hartford Steam Company, ENServe,
        Incorporated, ENI Gas Services, Inc. and TEN Transmission Company, formerly ENI
        Transmission Company, are wholly owned subsidiaries of TEN at September 30, 1996.

   (2) CTG Resources, Inc.:  Formed, November 1996

   (3)  The Greenwich Gas System, Inc.:  inactive.